                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

             FIRST QUARTER RESULTS ANNOUNCED BY QUALMARK CORPORATION

                  (April 25, 2003) - Denver, Colorado - QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing) and HASS (Highly Accelerated Stress Screening) systems, today announced results for the first quarter ended March 31, 2003.

For the first quarter of 2003, the Company reported a net loss of $342,000 on revenue of $1,334,000 versus a net loss of $121,000 on revenue of $1,903,000 in the first quarter of 2002. Loss per basic and diluted share for the first quarter of 2003 was $0.12 versus a loss per basic and diluted share of $0.18 for the first quarter of 2002.

"We attribute our significant decline in first quarter revenues and gross margins to the continued slowdown of the capital goods market, the international political environment, and our historically steady Asia Pacific business failing to materialize" said Charles D. Johnston, President and CEO of QualMark. "The gross margins on our equipment line of business remain consistently strong, however the low volume on our test center line of business resulted in a lower overall gross margin. The Company's management team has implemented a plan to increase test center volume, which includes the redeployment of sales resources, operational modifications, and the addition of other domestic and international test center business relationships."

Mr. Johnston continued, "Our historically strong Asia Pacific business fell short of plan for the first quarter of 2003, which we attribute to the international political air of uncertainty. However, we were pleased to see our North American and European equipment business gain momentum. We were also excited to see our continued commitment to the defense industry finally generate business for QualMark, with momentous future possibilities. Recently, the Company received a significant six-figure test center order with one of the largest military contractors, which will be performed by the end of 2003. Also, our research and development department has recently completed a redesign on several of our existing vibration products, which will improve reliability, increase the ease of manufacturing, and increase the usability for our customers."

Mr. Johnston concluded, "the domestic economic uncertainty in conjunction with the volatile international political environment continues to have a great effect on the capital goods market, thus market recovery may be delayed until the beginning of 2004. Qualmark is disappointed by it's first quarter results and the sluggish economy that we are all operating in, but remains committed to maintaining a lean operation and focusing on the consumer electronics, automotive electronics, and defense industries, as well as placing renewed emphasis on the aerospace and biotechnology industries."

A QUARTERLY CONFERENCE CALL TO DISCUSS FIRST-QUARTER RESULTS WILL ALSO BE HELD TODAY, APRIL 25, 2003, AT 11:00 A.M. EASTERN TIME.TO PARTICIPATE VIA CONFERENCE CALL DIAL 888-318-6430 (IF CALLING FROM WITHIN THE U.S.) NO LATER THAN 10:50 A.M. EST ON APRIL 25TH. IF YOU ARE CALLING FROM OUTSIDE OF THE U.S., PLEASE CALL 334-323-7224. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.

    ---CONDENSED FINANCIAL TABLES AND OTHER INFORMATION ON FOLLOWING PAGE---
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
                                                       FOR QUARTER ENDED
                                                            MARCH 31,
                                                    2003               2002
                                                -----------        -----------
Systems revenue                                 $ 1,078,000        $ 1,312,000
ARTC service revenue                                256,000            591,000
Total revenue                                     1,334,000          1,903,000
                                                -----------        -----------
Gross profit                                        410,000            786,000
Gross profit margin                                    30.7%              41.3%
                                                -----------        -----------
Loss from operations                               (311,000)           (75,000)
Net loss                                           (342,000)          (121,000)
                                                ===========        ===========

EARNINGS PER SHARE
RECONCILING ITEMS:

Accretion of redeemable
preferred stock dividends                           (48,000)           (30,000)

Accretion of beneficial
conversion feature and warrants
on issuance of redeemable
preferred stock                                     (54,000)            (2,000)

Dividend resulting from
conversion of Series A
preferred shares to Series B
preferred shares                                         --           (489,000)

                                                -----------        -----------
Net loss available to common
shareholders                                       (444,000)          (642,000)
                                                ===========        ===========

Basic (loss) per share                          $     (0.12)       $     (0.18)
Diluted (loss) per share                        $     (0.12)       $     (0.18)
                                                ===========        ===========

Basic weighted average shares
outstanding                                       3,610,000          3,610,000

Diluted weighted average shares
outstanding                                       3,610,000          3,610,000
                                                ===========        ===========


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QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems, which provides the World's largest corporations with products that improve product reliability and allow a faster time to market. The Company has installed more than 450 of its proprietary testing systems in 18 countries and operates four of its own testing and consulting facilities in Denver, Colo., Santa Clara, Calif., Hopkinton, Mass., and Huntington Beach, Calif. In Detroit Michigan, the Company has a strategic alliance with a large testing facility. QualMark has also formed international ARTC alliances in the UK, Ireland, the Netherlands, Italy, France and Sweden. The Company also offers engineering services and products that complement the core technologies of QualMark and other test equipment providers.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.

Contact:
              QUALMARK CORPORATION
              CHARLES JOHNSTON, President and CEO
              ANTHONY SCALESE, CFO
              303-254-8800
              Internet:  www.qualmark.com

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